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                                                                EXHIBIT - 10.4

                            THE PIONEER GROUP, INC.

                          SUPPLEMENTAL AGREEMENT NO. 2


                                                      As of September 30, 1998


                        Re: 7.95% Senior Notes due 2004

To:  The Travelers Insurance Company
     One Tower Square
     Hartford, CT 06183-2030

Ladies and Gentlemen:

     THE PIONEER GROUP, INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

     Section 1. AMENDMENTS. Pursuant to the Note Agreement dated as of August 14, 1997 (as amended, modified and in effect prior to giving effect to this Agreement, the "ORIGINAL NOTE AGREEMENT") entered into by the Company with The Travelers Insurance Company, the Company issued and sold $20,000,000 aggregate principal amount of its 7.95% Senior Notes due 2004 (the "NOTES"). Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Original Note Agreement. The Company has requested you, as the holder of all the outstanding Notes, to amend the Original Note Agreement. Subject to this Supplemental Agreement No. 2 becoming effective as hereinafter provided, the Company and the holder of the Notes do hereby agree that the Original Note Agreement is amended pursuant to
Section 11.1 thereof as follows:

     (a) Section 1 is amended by adding the following new definitions in proper alphabetical order therein:

          ""B SHARE PURCHASE DOCUMENTS" means, collectively, the (a) Pioneer Program Master Agreement, dated as of September 30, 1998, by and among the Company, Pioneering Management Corporation (the "Advisor"), Pioneer Funds Distributor, Inc. (the "Distributor"), PLT Finance, L.P. (the "Purchaser"), Putnam, Lovell, de Guardiola & Thornton Inc. (the "Program Administrator") and Bankers Trust Company as collection agent (the "Collection Agent"); (b) the Pioneer Program Purchase Agreement, dated as of September 30, 1998, by and between the Distributor and the Purchaser; (c) the Pioneer Program Funding and Collection Agency Agreement, dated as of September 30, 1998, by and among the Collection Agent, the Purchaser, the Program Administrator and the Distributor; (d) the Pioneer Program Servicer Agent Agreement, dated as of September 30, 1998, by and among the Purchaser, the Program Administrator and the Distributor as program servicer agent; and all other instruments, documents and agreements executed by the Company or its Subsidiaries in connection with the foregoing, to be entered into for the purpose of generating net proceeds sufficient to prepay all of the Credit Obligations with respect to the B Share Term Loan."


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          ""PORTFOLIO ASSETS" means with respect to each applicable Fund, all of the rights under the related Distribution Agreement, the related Distribution Plan and the related prospectus to receive amounts paid or payable in respect of Distribution Fees (including interest) and Contingent Deferred Sales Charges, in each case in respect of the B Shares of such Fund and in respect of B Shares of any other Fund acquired in any permitted free exchange of B Shares of the Fund in question, including any similar amount paid or payable under any replacement distribution plan, distribution agreement or prospectus, and any continuation payments in respect thereof paid or payable by the related Trust in respect of the B Shares of such Fund in the event of a termination of the related Distribution Plan, Distribution Agreement or prospectus."

     (b) Section 7.11.7 shall be added immediately after Section 7.11.6 of the Original Note Agreement to read in its entirety as follows:

          "Section 7.11.7. Pursuant to the B Share Purchase Documents, the Company and its Subsidiaries may sell, transfer, convey and assign to PLT Finance, L.P. or its Affiliates the right, title and interest in, to and under all Portfolio Assets to be conveyed, arising directly and indirectly out of all applicable B Shares of each applicable Fund, the date of issuance of which B Shares is (a) on or before September 30, 1998 or (b) during the period from the date on which the transactions contemplated by the B Share Purchase Documents are consummated through the third anniversary of such date; PROVIDED (i) that immediately before and after giving effect to any such sale, transfer, conveyance or assignment no Default exists, (ii) that the proceeds of the sale permitted in clause (a) of this Section 7.11.7 shall be used to prepay the B Share Term Loan (as defined in the Bank Credit Facility) as required by Section 4.3.2 of the Bank Credit Facility and (iii) that any sale permitted under clause (b) of this Section 7.11.7 shall be made at a purchase price which is equal to or greater than the amount at which the Portfolio Assets are reflected on the financial statements of the Company."

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

     (a) ORGANIZATION, AUTHORIZATION, ETC. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Supplemental Agreement No. 2. The execution, delivery and performance of this Supplemental Agreement No. 2 has been duly authorized by all necessary corporate and, if required, stockholders action on the part of the Company and each Subsidiary Guarantor, as applicable. This Supplemental Agreement No. 2 is the legal, valid and binding obligation of the Company and each Subsidiary Guarantor, as applicable, enforceable against the Company or such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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     (b) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company or the Subsidiary Guarantors of this Supplemental Agreement No. 2 does not and will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     (c) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Supplemental Agreement No. 2.

     (d) NO DEFAULT, ETC. No Event of Default or Default has occurred and is continuing and neither the Company nor any Core Mutual Fund Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement No. 2) or any Core Mutual Fund subsidiary for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

     Section 3. REPRESENTATION OF THE NOTEHOLDER. You represent to the Company that you are the beneficial owner of the Notes in an aggregate principal amount of $20,000,000.

     Section 4. EFFECTIVENESS OF THIS SUPPLEMENTAL AGREEMENT NO. 1. This Supplemental Agreement No. 1 will become effective on the date (the "EFFECTIVE DATE") on which all of the following conditions precedent shall have been satisfied:

     (a) PROCEEDINGS. All proceedings taken by the Company and the Subsidiary Guarantors in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 of this Supplemental Agreement No. 2 shall be true on and as of the Effective Date as though such representations and warranties had been mad on and as of the Effective Date, and you shall have received a certificate of a senior financial officer of the Company dated the Effective Date, to such effect.


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     Section 5. EXPENSES. Without limiting the generality of Section 5.8 of the
Original Note Agreement, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement No. 2 and any other document delivered pursuant to this Supplemental Agreement No. 2 and to reimburse you for your out-of-pocket expenses in connection with the foregoing.

     Section 6. RATIFICATION. Except as amended hereby, the Original Note Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect, and the Subsidiary Guarantors hereby ratify their obligations thereunder and under the Subsidiary Guarantees to which they are party.

     Section 7. COUNTERPARTS. This Supplemental Agreement No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8. GOVERNING LAW. This Supplemental Agreement No. 2 shall be governed by and construed in accordance with the laws of the State of New York.


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     If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below, whereupon this Supplemental Agreement No. 2 shall become a binding agreement between you and the Company, with the approval of the Subsidiary Guarantors, subject to becoming effective as hereinabove provided.

COMPANY:

THE PIONEER GROUP, INC.

By: /s/ Frank M. Polestra
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   Title: Vice President
60 State Street
Boston, Massachusetts 02109-1820


GUARANTORS:


PIONEERING MANAGEMENT CORPORATION


By: /s/ Theresa A. Hamacher
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   Title: Senior Vice President

60 State Street
Boston, Massachusetts 02109-1820


PIONEERING MANAGEMENT (IRELAND) LIMITED


By: /s/ John F. Lawlor
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   Title: Director

60 State Street
Boston, Massachusetts 02109-1820


PIONEERING SERVICES CORPORATION


By: /s/ Rober B. Rainville
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   Title: President
60 State Street
Boston, Massachusetts 02109-1820


PURCHASER:


THE TRAVELERS INSURANCE COMPANY

By: /s/ Pamela Westmoreland
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    Title:  Investment Officer


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